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                                                                Exhibit 23.1



                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accounts, we hereby consent to the use of our report dated February 7, 2000 on the financial statements of e-PROFILE, Inc. and our report dated December 14, 1999 on the financial statements of ArTech Financial Technology Service, LLC and to all references to our firm included in or made a part of this registration statement.


                                                     /s/ Arthur Andersen LLP

Philadelphia, Pennsylvania
August 7, 2000